UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2007

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On March 19, 2007, Ernst & Young LLP ("E&Y") informed the Audit Committee of the Company that they had resigned as the Company’s certifying accountant. E&Y’s reports on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the two most recent fiscal years and through March 19, 2007, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the disagreements in connection with its reports on the Company’s financial statements for such years.

During the two most recent years and through March 19, 2007, there were no "reportable events" as defined in Regulation S-K Item 304(a)(1)(v) except as previously reported with respect to the evaluation of the effectiveness of its internal controls over financial reporting as of December 31, 2004 and December 31, 2006 as follows:

(1) In the Company’s Form 10-K/A for the year ended December 31, 2004 which was filed on August 19, 2005, management concluded that the Company’s failure to correctly apply SFAS No. 140 with respect to the Company’s former policy regarding the treatment of unclaimed bill payment checks constituted a material weakness in the Company’s internal control over financial reporting as of December 31, 2004.

(2) In the Company’s Form 10-K for the year ended December 31, 2006 which was filed on March 16, 2007, the Company disclosed that it needed to correct certain errors primarily related to its acquisition of Princeton eCom Corp. and the integration of that company’s accounting systems and processes. In particular, the Company concluded that it had not properly accounted for the shares of Series A-1 Convertible Preferred Stock it issued in conjunction with the acquisition. The Company also determined that it had improperly assigned values to certain assets acquired and liabilities assumed, and misstated other asset values due to cut-off date issues within Princeton eCom’s financial statement close process and errors in allocating professional services employee time by an operating unit. Management concluded that its staffing, systems and processes it had in place following the Princeton eCom acquisition were not sufficient to support the expanded magnitude and complexity of accounting requirements for the combined companies.

E&Y has concluded in its amended report on internal control over financial reporting for the year ended December 31, 2004 and in its report on internal control over financial reporting for the year ended December 31, 2006, that management’s assessments that the Company did not maintain effective control over financial reporting as of such dates were fairly stated in all material respects based upon the criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company has authorized E&Y to respond fully to the inquiries of any successor accountant concerning the subject matter of the above disclosures.

The Company has provided E&Y with a copy of the disclosures it is making in response to this item 4.01. E&Y has furnished the Company with a letter addressed to the Commission stating that it agrees with the statements made herein. The letter has been filed as an exhibit to this Form 8-K.

Item 8.01 Other Events.

Online Resources has been interviewing alternative independent registered public accounting firms for some time and is in the final stages of selecting a successor certifying accountant. It expects to announce the engagement of a successor certifying accountant shortly.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
16.1 Letter addressed to the Commission from Ernst & Young, LLP dated March 23, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

March 23, 2007	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter addressed to the Commission from Ernst & Young, LLP